THE MIDDLETON DOLL COMPANY

FORM OF RESTRICTED STOCK GRANT AGREEMENT

THIS RESTRICTED STOCK GRANT AGREEMENT (this “Agreement”) is made and entered into by and between The Middleton Doll Company, a Wisconsin corporation (the “Company”), and the person whose signature is set forth on the signature page hereof (the “Executive”) effective as of ____________________ (the “Date of Award”).

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) determined that to promote the best interests of the Company, its subsidiaries and shareholders it was advisable to provide opportunities for additional stock ownership by the Company’s officers and key employees to increase their proprietary interest in the Company and their identification with the interests of the shareholders of the Company;

WHEREAS, the Board authorized the Compensation Committee (the “Committee”) to grant shares of the Company’s common stock, par value 6 2/3 cents per share (the “Common Stock”), to certain officers and key employees, with such shares of Common Stock to be delivered from presently authorized and issued but not outstanding shares of Common Stock held by the Company as treasury shares; and

WHEREAS, the Executive is an officer or other key employee to whom the Committee desires to grant shares of Common Stock to increase the Executive’s incentive and personal interest in the continued success and growth of the Company.

AGREEMENT

        NOW, THEREFORE, the parties agree as follows:

1. Grant of Restricted Stock. Subject to the terms and conditions of this Agreement, the Committee hereby grants to the Executive __________________ shares of Common Stock (the “Restricted Shares”).

    2.        Employment by the Company. The Restricted Shares granted hereunder are awarded on the condition that the Executive remains employed by the Company or a subsidiary of the Company from the Date of Award through the vesting of the Restricted Shares as provided for below.However, neither such condition nor the award of the Restricted Shares shall impose upon the Company any obligation to retain the Executive in its employ for any given period or upon any specific terms of employment.

3. Period of Restriction.

a.	Vesting Period. ________________ of the Restricted Shares will vest on each of the first ___________ anniversaries of the Date of Award, provided the Executive is employed by the Company or a subsidiary on the applicable vesting date. If the Executive’s employment terminates prior to the date the Restricted Shares are vested as a result of death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), the Restricted Shares will become fully vested on such date of termination. Upon any other termination of employment prior to the date the Restricted Shares are vested, the Executive will forfeit the Restricted Shares unless otherwise determined by the Board or Committee. Notwithstanding the foregoing, in the event of any sale of assets, merger, consolidation, combination or other corporate reorganization, restructuring or change of control of the Company (a “Change of Control”), all Restricted Shares shall become vested in full provided the Executive is employed by the Company or a subsidiary on the date of such Change of Control.

b.	Non-Transferability of Shares. The Executive may not sell, transfer or otherwise alienate or hypothecate any of the Restricted Shares until they are vested.

c.	Voting and Dividends. While the Restricted Shares are subject to forfeiture, the Executive may exercise full voting rights and will receive all dividends and other distributions paid with respect to the Restricted Shares, in each case so long as the applicable record date occurs before the Restricted Shares are forfeited. If, however, any such dividends or distributions are paid in shares of Common Stock, such shares will be subject to the same risk of forfeiture, restrictions on transferability and other terms of this Agreement as are the Restricted Shares with respect to which they were paid.

4. Restrictions on Transfer of Shares.

    a.        Securities Laws. The Executive acknowledges that he or she is acquiring the Restricted Shares for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended from time to time (the “Securities Act”). The Executive agrees and acknowledges with respect to any Restricted Shares that have not been registered under the Securities Act, that (i) the Executive will not sell or otherwise dispose of such shares except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or in a transaction which in the opinion of counsel for the Company is exempt from such registration, and (ii) a legend will be placed on the certificates for the shares to such effect. As further conditions to the issuance of the Restricted Shares, the Executive agrees for himself, his beneficiary(ies), and his heirs, legatees and legal representatives to execute and deliver to the Company such investment representations and warranties, to enter into a restrictive stock transfer agreement, and to take or refrain from taking such other actions, as counsel for the Company determines may be necessary or appropriate for compliance with the Securities Act and any applicable federal or state securities laws, regardless of whether the shares have at that time been registered under the Securities Act or qualified under the securities laws of any state.

b. The certificate(s) for the Restricted Shares shall bear the following legend:

“The shares of Common Stock represented by this certificate are restricted securities as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). These shares may not be sold, transferred or disposed of unless they are registered under the Securities Act, or sold in a transaction that is exempt from registration under the Securities Act and any applicable state securities laws. Any sale, assignment, exchange, gift, transfer or other disposition of the Common Stock represented by this certificate is subject to the terms and conditions of a Stock Grant Agreement, dated and effective as of ___________________.”

    5.       Registration. The Restricted Shares may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued, such certificate shall be registered in the name of the Executive and shall bear the legend provided for above.

    6.       Escrow/Issuance of Shares. The Restricted Shares will be held in escrow by the Company, as escrow agent. The Company will give the Executive a receipt for the Restricted Shares held in escrow that will state that the Company holds such shares in escrow for the Executive’s account, subject to the terms of this Agreement, and the Executive will give the Company a stock power for such shares duly endorsed in blank which will be used in the event such shares are forfeited in whole or in part. As soon as practicable after the vesting date, the Restricted Shares will cease to be held in escrow, and certificate(s) for such number of shares will be delivered to the Executive or, in the case of the Executive’s death, to his or her beneficiary.

    7.       Beneficiary. The Executive may designate one or more beneficiaries who shall be entitled to receive the Restricted Shares that vest upon the death of Executive. The Executive may from time to time revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Executive’s death, and in no event shall any designation be effective as of a date prior to such receipt. If no beneficiary designation is in effect at the time of Executive’s death, or if no designated beneficiary survives the Executive or if such designation conflicts with law, the Executive’s estate will be considered the beneficiary. If the Board or Committee is in doubt as to the right of any person to receive the Restricted Shares, the Company may refuse to issue shares to any individual, without liability for any interest or dividends on the underlying Common Stock, until the Board or Committee determines the person entitled to receive the shares, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.

    8.       Non-Transferability of Award. This Agreement shall not be transferable other than by will or by the laws of descent and distribution, or pursuant to a beneficiary designation filed in accordance with this Agreement.

    9.       Tax Withholding. To the extent that the receipt of the Restricted Shares results in income to the Executive for federal, state or local income tax purposes, the Executive shall deliver to the Company at the time the Company (or a subsidiary) is obligated to withhold taxes in connection with such receipt or vesting, as the case may be, such amount as the Company requires to meet its withholding obligation under applicable tax laws or regulations, and if the Executive fails to do so, the Company has the right and authority to deduct or withhold from other compensation payable to the Executive an amount sufficient to satisfy its withholding obligations. If the Executive does not make an election under Section 83(b) of the Code in connection with this Agreement, the Participant may satisfy the withholding requirement, in whole or in part, by electing to have the Company withhold for its own account that number of Restricted Shares otherwise deliverable to the Participant from escrow hereunder on the date the tax is to be determined having an aggregate Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that the Company must withhold in connection with the vesting of such Restricted Shares. Such election must be irrevocable, in writing, and submitted to the Secretary of the Company before the applicable vesting date. The Fair Market Value of any fractional share of Common Stock not used to satisfy the withholding obligation (as determined on the date the tax is determined) will be paid in cash. The “Fair Market Value” of the Common Stock shall be determined by such methods or procedures as shall be established from time to time by the Board or the Committee; provided, however, that the Fair Market Value shall not be less than the par value of the Common Stock; and provided further, that (a) if the Common Stock is traded on the over-the-counter market, then the Fair Market Value shall be the closing sale price for the Common Stock in the over-the-counter market on the measurement date (or if there was no sale of the Common Stock on such date, on the immediately preceding date on which there was a sale of the Common Stock), as reported by the National Association of Securities Dealers Automated Quotation System (or any successor), or (b) if the Common Stock is listed on a national securities exchange or national securities association, then the Fair Market Value shall be the closing sale price for the Common Stock on the Composite Tape on the measurement date.

10. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be a waiver of such provision or of any other provision hereof.

    11.       Notices. Any notice hereunder to the Company shall be addressed to it at its office, 1050 Walnut Ridge Drive, Hartland, Wisconsin 53029, and any notice hereunder to Executive shall be addressed to him or her at the last home address on file with the Company. Either party may designate some other address at any time hereafter in writing.

    12.       Adjustment Provisions. In the event of any change in the Common Stock, whether by reason of a declaration of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend), spin-off, merger, consolidation, recapitalization, split-up, combination or exchange of shares, or otherwise, the aggregate number of Restricted Shares subject to this Agreement shall be appropriately adjusted in order to prevent dilution or enlargement of the benefits intended to be made available under this Agreement.

    13.       Severability. In the event any provision of the Agreement is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

14. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

    15.       Interpretation. As a condition of the granting of the Restricted Shares, the Executive agrees for himself or herself and his or her legal heirs, legatees or representatives, that any dispute or disagreement that may arise under or as a result of or pursuant to this Agreement shall be determined by the Board or the Committee in its sole discretion, and any interpretation by the Board or the Committee of the terms of this Agreement shall be final, binding and conclusive.

    16.       Powers of the Company Not Affected. The existence of this Agreement or the Restricted Shares herein granted shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

17. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to conflict of law principles thereof.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Restricted Stock Grant Agreement dated and effective as of the date first above written.

THE MIDDLETON DOLL COMPANY

By:__________________________________

Its:__________________________________

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Restricted Stock Grant Agreement.

_______________________________________ (Executive)

Name:__________________________________